Exhibit 24.1

                     JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock, par value $.01 per share, of Penton Media, Inc., a Delaware corporation
("Penton"), dated August 28 , 2000, and any amendments thereto, executed by or on behalf of the undersigned, in accordance with and pursuant to the power of attorney set forth below or otherwise, is and shall be filed jointly on behalf of the undersigned, pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

     This agreement may be executed in separate counterparts by each of the undersigned, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument. It shall not be necessary that each of the undersigned sign any one counterpart.

                       POWER OF ATTORNEY

     The undersigned individuals hereby constitute and appoint King
W. Harris, Jerome Kahn, Jr., Jack Polsky, Michael Resnick and Edward
J. Schwartz and each of them individually, his true and lawful attorneys-in-fact and agents for him in his name, place and stead, to sign any and all initial filings on Schedule 13D under the Securities and Exchange Act of 1934, and any amendments thereto, relating to the securities of Penton and to file the same with the Securities and Exchange Commission and hereby grant to such attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof in connection with such filings. This power of attorney shall expire on December 31, 2010.

Dated: August 24 , 2000


Bern L.P.
By:
    _____________________________________
    William W. Harris, as President of Portbrid
    Management Co., Inc., which is the corporate general
    partner of Bern L.P.








                            Page 88 of 90

Wilikenia L.P.
By:
    ______________________________________
    Michael S. Resnick, as Vice-President of Wilikenia
    Management Co., which is the corporate general partner
    of Wilikenia L.P.



St. Louis L.P.
By:
    ____________________________________
    Michael S. Resnick, as Vice-President of St. Louis
    Management Co., which is the corporate general partner
    of St. Louis L.P.



2029 L.P.
By:
    _____________________________________
    Michael S. Resnick, as Vice-President of 2029 Management Co.,
    which is the corporate general partner of 2029 L.P.































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